EXHIBIT 23.12

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-KSB of our report dated March 29, 2001included in Chadmoore Wireless Group, Inc.'s Registration Statements, Files: No. 33-94508, No. 33-80405, No. 333-30338, and No. 333-30334. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.




                                                             ARTHUR ANDERSEN LLP

Las Vegas, Nevada
April 2, 2001